EXHIBIT (8)(g)(1)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT (DAVIS)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

BETWEEN DAVIS NEW YORK VENTURE FUND, DAVIS DISTRIBUTORS, LLC AND

ML LIFE INSURANCE COMPANY OF NEW YORK

THIS AMENDMENT, dated as of the 1st day of March, 2005, by and among Davis New York Venture Fund, a Maryland corporation (the “Fund”), Davis Distributors, LLC, a Delaware company (the “Underwriter”) and ML Life Insurance Company of New York (the “Company”),

WITNESSETH

WHEREAS, the Fund, the Underwriter and the Company heretofore entered into a Participation Agreement dated August 28, 2002, (the “Agreement”) with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company, and

WHEREAS, the Fund, the Underwriter and the Company desire to amend Schedule A to the Agreement in accordance with the terms of the Agreement

NOW, THEREFORE, in consideration of the above premises, the Fund, the Underwriter and the Company hereby agree

1.	Amendment Schedule A, as applicable, to the Agreement is amended to read in its entirety as the Schedule A attached hereto

2.	Effectiveness The revised Schedule A of the Agreement shall be effective as of the date hereof

3.	Continuation Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms

4.	Counterparts This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original

(Signatures located on following page)

IN WITNESS WHEREOF, the Fund, the Underwriter and the Company have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

DAVIS NEW YORK VENTURE FUND		ML LIFE INSURANCE COMPANY OF NEW YORK

By	/s/ Thomas Tays	By	/s/ Edward W. Diffin Jr.
Name	Thomas Tays	Name	Edward W. Diffin Jr.
Title	Vice President	Title	Vice Present & Senior Counsel
Date	February 25, 2005	Date	3/3/05

PIMCO FUNDS DISTRIBUTORS LLC

By	/s/ Thomas Tays
Name	Thomas Tays
Title	Vice President
Date	February 25, 2005

Schedule A

SEPARATE ACCOUNTS UTILIZING THE FUNDS

ML of New York Variable Annuity Separate Account D

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Merrill Lynch IRA Annuity

Contract No. MLNY-VA-006

Merrill Lynch Investor ChoiceSM Annuity

Contract No. MLNY-VA-010

As of March 4, 2005